Exhibit 10.27

AMENDMENT TO RIGHTS AGREEMENT

This Amendment to Rights Agreement, dated as of October 31, 2005 (the “Amendment”), is by and between Access Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, a New York corporation (the “Rights Agent”), amending certain provisions of the Rights Agreement, dated as of October 31, 2001 (as amended and in effect from time to time, the “Agreement”), by and between the Company and the Rights Agent. Terms not otherwise defined herein which are defined in the Agreement shall have the same respective meanings herein as therein.

WHEREAS, in accordance with Section 28 of the Agreement, the Company has directed prior to the Distribution Date that it and the Rights Agent amend certain provisions of the Agreement as specifically set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Amendment to Agreement. The Agreement is hereby amended as follows:

(a)           The defined term “Acquiring Person” in Section 1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Acquiring Person” means any Person who, together with all Affiliates and Associates of such Person, is the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding or who was such a Beneficial Owner at any time after the date hereof, whether or not such Person continues to be the Beneficial Owner of 15% or more of the Common Shares then outstanding, but will not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding securities of the Company organized, appointed, or established by the Company or any Subsidiary for or pursuant to the terms of any such plan. Notwithstanding the foregoing, (i) Heartland, will not be deemed to be an Acquiring Person so long as Heartland does not own, in the aggregate, in excess of 20% of the issued and outstanding Common Shares, (ii) Oracle will not be deemed to be an Acquiring Person so long as Oracle does not own, in the aggregate, in excess of 35% of the issued and outstanding Common Shares, and (iii) no Person will become an “Acquiring Person” solely as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding, or in the case of Heartland or Oracle, to 20% or 35%, respectively, or more of the Common Shares of the Company then outstanding; provided, however, that if a Person becomes the Beneficial Owner of 15% or more, or in the case of Heartland or Oracle, 20% or 35%, respectively, or more, of the

Common Shares of the Company then outstanding by reason of share purchases by the Company, and after such share purchases by the Company becomes the Beneficial Owner of any additional Common Shares of the Company, then such Person will be deemed to be an “Acquiring Person.”  Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Rights Agreement.”

(b)           Section 3(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(a)         Until the earlier of:

(i)            the close of business on the tenth Business Day after the Shares Acquisition Date; or

(ii)           the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer, the consummation of which would result in any Person (other than Heartland or Oracle) becoming the Beneficial Owner of Common Shares aggregating 15% or more of the then outstanding Common Shares, or in the case of Heartland or Oracle, the consummation of which would result in such Person becoming the Beneficial Owner of Common Shares aggregating 20% or 35%, respectively, or more of the then outstanding Common Shares;

(including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earliest of such dates being herein referred to as the “Distribution Date”):

(x)            no Right may be exercised;

(y)           the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates will also be deemed to be certificates for Rights) and not by separate certificates; and

(z)            the Rights (and the right to receive certificates therefor) will be transferable only in connection with the transfer of the underlying Common Shares.

As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and if requested, the Rights Agent will send) by first-class, postage-prepaid mail or other appropriate means, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a certificate for Rights, in substantially the form of the attached Exhibit B (collectively, “Rights Certificates”), evidencing one Right for each Common Share so held. As of and after the Distribution Date, the Rights will be evidenced solely by Rights Certificates.”

(c)           The second paragraph of Exhibit C of the Agreement is hereby deleted in its entirety and replaced with the following:

“Initially, the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate Rights certificates will be distributed. Until the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) have acquired beneficial ownership of 15% or more, or in the case of Heartland Advisors, Inc., together with all of its affiliates and associates (“Heartland”), or Oracle Partners LP, together with all of its affiliates and associates (“Oracle”), 20% or 35%, respectively, or more, of the outstanding Common Shares (the date of such an announcement being a “Shares Acquisition Date”), or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group (other than Heartland or Oracle) 15% or more, or in the case of Heartland or Oracle, 20% or 35%, respectively, or more, of such outstanding Common Shares (in either case, (i) or (ii), the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificates together with a copy of this Summary of Rights.”

2.             Condition to Effectiveness. This Amendment shall not become effective until executed by the Company and the Rights Agent.

3.             Ratification, Etc. Except as expressly amended hereby, all terms and conditions of the Agreement are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Agreement and this Amendment shall be read and construed as a single agreement. All references to the Agreement shall hereafter refer to the Agreement, as amended hereby.

4.             No Waiver. Nothing contained herein shall constitute a waiver of, impair or otherwise affect, any obligation of the Company under the Agreement or any rights of any party consequent thereon.

5.             Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

6.             Governing Law. This amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware (without reference to conflict of laws).

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a document under seal as of the date first above written.

ACCESS PHARMACEUTICALS, INC.

By:	/s/ Stephen B. Thompson
Name: Stephen B. Thompson
Title: Vice President CFO

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Rights Agent

By:	/s/ Herbert J. Lemmer
Name: Herbert J. Lemmer
Title: Vice President